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                                 AMENDMENT NO. 1
                             TO STANDSTILL AGREEMENT

               Reference is hereby made to that certain Standstill Agreement, dated June 30, 1999 (the "Agreement"), by and between Zenith National Insurance Corp. (the "Company") and Fairfax Financial Holdings Limited, a Canada corporation ("Fairfax"). Defined terms used but not otherwise defined herein shall have the meanings specified in the Agreement.

               Whereas, the parties to the Agreement desire to extend the term of the Agreement as set forth herein;

               Now, therefore, the Agreement is hereby modified and amended, as follows:

          1. Amendment. The penultimate sentence of Section 1.1 is hereby deleted in its entirety and replaced with the following:

                    "The covenants and agreements contained in this Section 1.1 shall survive until the earlier of (i) December 31, 2006 and (ii) the date on which Stanley R. Zax is no longer the full-time Chairman of the Board and President of the Company."

          2. Effective Date. This amendment shall become effective as of the date hereof.

          3. Effect of Amendment. Except as amended hereby, the Agreement is ratified and confirmed and shall continue in full force and effect.

          4. Counterparts. This amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.


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               IN WITNESS WHEREOF, this Amendment is executed this 21st day of
March, 2003.

                                        Zenith National Insurance Corp.



                                        By:    /s/  Stanley R. Zax
                                               ---------------------------------
                                               Name:  Stanley R. Zax
                                               Title: President and Chairman of
                                                      the Board


ACCEPTED AND AGREED to by:

Fairfax Financial Holdings Limited



By:    /s/  Eric Salsberg
       ----------------------------------------
       Name:  Eric Salsberg
       Title: Vice President, Corporate Affairs



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